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                                                                    EXHIBIT 10.1
                               EXECUTIVE AGREEMENT
                           (SEVERANCE/NON-COMPETITION)

         This Executive Agreement (the "Agreement") is made as of August 31, 1999, by and between Horizon Health Corporation, a Delaware corporation (hereinafter referred to as "Horizon"), and Ronald C. Drabik (hereinafter referred to as "Executive").

         WHEREAS, the Executive is employed as a Senior Vice President and Chief Financial Officer of Horizon; and

         WHEREAS, the Executive and Horizon have agreed to enter into a severance agreement, in part, for and in consideration of the agreement of the Executive to a non-competition agreement on the terms and conditions hereinafter set forth;

         In consideration of the premises and the mutual terms and conditions hereinafter set forth, Horizon and the Executive hereby agree as follows:

         1. SEVERANCE AGREEMENT. In the event of the termination of the employment of the Executive without Cause (as defined in Section 2 hereof) by Horizon, Executive shall be entitled to severance pay in an amount equal to the Executive's annual base salary then in effect on the date of termination of employment (exclusive of any earned or unearned bonus.) Such severance pay shall be payable in twelve (12) equal monthly installments payable on the first regular payroll payment date of Horizon in each calendar month of Horizon commencing on such date in the month after the month in which termination of employment occurs. No severance pay shall be payable to the Executive in the event of (a) the voluntary termination of employment by the Executive, (b) the termination of employment of the Executive by Horizon with Cause or (c) the termination of employment of the Executive due to death, disability or retirement.

         2. DEFINITION OF CAUSE. For purposes of this Agreement, the term "Cause" shall mean: (i) conviction of a crime punishable by imprisonment under state or federal law; (ii) commission of any act of dishonesty against Horizon;
(iii) willful and material failure to perform the employment duties by the Executive and the continuation of such failure for at least ten days after Horizon provides written notice to the Executive specifying in reasonable detail the nature of such failure, (iv) failure by the Executive to devote substantially all his working, time and ability exclusively to the attention of Horizon; or (v) the failure of the Executive to exercise diligence to protect the trade secrets and confidential and proprietary information of Horizon.

         3. NON-COMPETITION AND CONFIDENTIALITY.

                  a. NON-COMPETITION. Executive recognizes and understands that in performing the responsibilities of his employment, he will occupy a position of fiduciary trust and confidence, pursuant to which he will develop and acquire experience and knowledge with respect to the business of Horizon and its confidential proprietary information. It is the express intent and agreement of Executive and Horizon that such knowledge and experience shall be used exclusively in the furtherance of the interests of Horizon and not in any manner which would be detrimental to Horizon's interests. Executive further understands and agrees that Horizon conducts its business within a specialized market segment throughout the United States and that it would be detrimental to the interests of Horizon if Executive used the knowledge and experience which he acquires pursuant to his employment and position with


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Horizon for the purpose of directly or indirectly competing with Horizon, or for the purpose of aiding other persons or entities in so competing with Horizon, anywhere in the United States.

                  Executive therefore agrees that so long as he is employed by Horizon and for a period of one (1) year from the date of termination of employment for any reason whatsoever, with or without Cause, (unless Executive first secures the written consent of Horizon)

                           i.       Executive shall not, directly or indirectly,
as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director or through any kind of ownership or investment (other than ownership of securities of publically held corporations of which Executive owns less than four percent (4%) of any class of outstanding securities), engage in any business or render any services to any business that is in competition with the business conducted by Horizon on the date of termination of employment; and

                           ii.      Executive shall not encourage, solicit or
induce, directly or indirectly, any manager, supervisor, officer, director or employee of Horizon to terminate his or her employment with Horizon or hire any such individual.

                  The foregoing non-competition provisions are not to be construed to prohibit Executive from being employed in the health care industry, but rather to permit him to be so employed so long as such employment does not involve Executive's direct or indirect participation in a business which is the same or similar to Horizon's business.

                  b. CONFIDENTIALITY. Executive acknowledges that, in rendering his services, he shall have access to and contact with the trade secrets and confidential and proprietary business information of Horizon. Both during the term of this Agreement and thereafter, Executive covenants and agrees as follows:

                           i.       That he shall use his best efforts and
exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company;

                           ii.      That he shall not disclose any of such trade
secrets and confidential and proprietary information, except as may be required in the course of performing his services under this Agreement; and

                           iii.     That he shall not use, directly or
indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

         All files, records, documents, memoranda, notes or other documents relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, shall be the exclusive property of Horizon and shall be delivered to Horizon and not retained by the Executive upon termination of employment for any reason whatsoever.

         It is expressly understood, however, that the foregoing shall not apply to any information that was generally available to the public in a non-confidential basis prior to the date of this Agreement or was or becomes generally available to the public on a non-confidential basis from a third-party who is not bound to keep such information confidential.

                  c. REMEDIES. Executive acknowledges that the restrictions contained in Section 3 are reasonable and necessary to protect the legitimate interests of Horizon in view of the nature of the


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business in which Horizon is engaged. Executive understands that the remedies at law for his violations of any of the covenants of provisions of Section 3 will be inadequate, that such violation will cause irreparable injury within a short period of time, and that Horizon shall be entitled to preliminary injunctive relief against such violation and specific performance of such covenants. Such injunctive relief and specific performances shall be in addition to, and in no way in limitation of, any and all other remedies Horizon shall have in law and equity for the enforcement of those covenants and provisions.

         4. GENERAL PROVISIONS.

                  a. NOTICES. Any notice to be given hereunder by either party to the other may be effected in writing by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth below, but each party may change his or its address by written notice in accordance with this Section 4(a). Notice delivered personally shall be deemed communicated as of the date of the actual receipt; mailed notices shall be deemed communicated as of three days after the date of mailing.

                  If to Executive:          Ronald C. Drabik

                                            -------------------------------

                                            -------------------------------

                  If to Horizon:            1500 Waters Ridge Drive
                                            Lewisville, Texas 75057-6011
                                            Attention:     President

                  b. PARTIAL INVALIDITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be fully severable and the remaining provisions shall, nevertheless, continue in full force and without being impaired or invalidated in any way. Furthermore, in lieu of such invalid, void or unenforceable provision there shall be added automatically as a part of this Agreement, a provision as similar in terms to such invalid, void or unenforceable provision as may be possible and still be legal, valid and enforceable.

                  c. GOVERNING AGREEMENT. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  d. ENTIRE AGREEMENT. This Agreement constitutes the sole and complete agreement of the parties, and supersedes all other agreements and understandings, whether oral or written, between parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, not contained in this Agreement, and no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the parties hereto.

                  e. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties have executed this Executive Agreement as of the date first written above.


                                            HORIZON HEALTH CORPORATION



                                            By:   /s/ James W. McAtee
                                               ---------------------------------
                                                      James W. McAtee, President


                                            EXECUTIVE


                                                  /s/ Ronald C. Drabik
                                               ---------------------------------
                                                      Ronald C. Drabik